      As filed with the Securities and Exchange Commission on May 21, 1999

                                            REGISTRATION STATEMENT NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            -------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            -------------------------

                            ANIKA THERAPEUTICS, INC.

             (Exact Name of Registrant as Specified in Its Charter)

        MASSACHUSETTS                                   04-3145961

  (State of Incorporation)               (I.R.S. Employer Identification Number)

                             236 WEST CUMMINGS PARK
                           WOBURN, MASSACHUSETTS 01801


          (Address, including zip code, of Principal Executive Offices)

          ANIKA THERAPEUTICS, INC. EMPLOYEE SAVINGS AND RETIREMENT PLAN

                            (Full Title of the Plan)

                            -------------------------

                                J. MELVILLE ENGLE
                  CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                            ANIKA THERAPEUTICS, INC.
                             236 WEST CUMMINGS PARK
                           WOBURN, MASSACHUSETTS 01801
                                 (781) 932-6616

Name, Address, and Telephone Number, Including Area Code, of Agent For Service)
                            -------------------------

                                 With copies to:

                              H. DAVID HENKEN, ESQ.
                           GOODWIN, PROCTER & HOAR LLP
                                 Exchange Place
                        Boston, Massachusetts 02109-2881
                                 (617) 570-1000

                            -------------------------

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------------
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 Title of Securities to be         Amount to be           Proposed Maximum          Proposed Maximum          Amount of
       Registered (1)             Registered (2)      Offering Price Per Share  Aggregate Offering Price  Registration Fee
----------------------------------------------------------------------------------------------------------------------------
Common Stock, par value              200,000                  $5.25 (3)                $1,050,000               $291.90
$.01 per share
----------------------------------------------------------------------------------------------------------------------------
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
(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act") this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Plus such additional number of shares as may be required pursuant to the Registrant's Employee Savings and Retirement Plan (Plan Number 001) in the event of a stock dividend, reverse stock split, split-up, recapitalization or other similar event.

(3) This estimate is based on the average of the high and low sales prices of the common stock of Anika Therapeutics, Inc., par value $.01 per share, as reported on the Nasdaq National Market on May 14, 1999, pursuant to Rule 457(c) and (h) under the Securities Act, solely for purposes of determining the registration fee.

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


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          Anika Therapeutics, Inc. (the "Registrant") and the Anika Therapeutics, Inc. Employee Savings and Retirement Plan (the "Plan") hereby incorporate by reference the documents listed in (a) through (c) below, which have previously been filed with the Securities and Exchange Commission (the "Commission"):

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998; The Plan's Annual Report on Form 11-K for the period ended December 31, 1998

         (b) All other reports filed by the Registrant or the Plan pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") after December 31,
                  1998; and

         (c) The description of the Registrant's common stock contained in the Registrant's Registration Statement on Form 10, filed on March 5, 1993 and updated by the Registrant's Registration Statement on Form SB-2, as amended, filed on October 29, 1997.

        In addition, all documents subsequently filed with the Commission by the Registrant or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4. DESCRIPTION OF SECURITIES.

        Not applicable.

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        The legality of the Common Stock offered hereby will be passed upon for the Registrant by Goodwin, Procter & Hoar LLP. A partner in the firm of Goodwin, Procter & Hoar LLP, beneficially owns 19,490 shares of Common Stock.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The Company is a Massachusetts corporation. Chapter 156B, Section 13 of the Massachusetts Business Corporation Law (the "MBCL"), enables a corporation in its original articles of organization or an amendment thereto to eliminate or limit the personal liability of a director for monetary damages for violations of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Sections 61 and 62 of the MBCL (providing for liability of directors for authorizing illegal distributions and for making loans to directors, officers and certain shareholders), or (iv) for any transaction from which a director derived an improper personal benefit.

        Chapter 156B, Section 67 of the MBCL, provides that a corporation may indemnify directors, officers, employees and other agents and persons who serve at its request as directors, officers, employees or other agents of another organization or who serve at its request in any capacity with respect to any employee benefit plan, to the extent specified or authorized by the articles of organization, a by-law adopted by the stockholders or a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors. Such indemnification may include payment by the corporation of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he shall be adjudicated to be not entitled to indemnification under Section 67 which undertaking may be accepted with reference to the financial ability of such person to make repayment. Any such indemnification may be provided although the person to be indemnified is no longer an officer, director, employee or agent of the corporation or of such other organization or no longer serves with respect to any such employee benefit plan. No indemnification shall be provided, however, for any person with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation or to the extent that such matter relates to service with respect to any employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan.

        Article 6A of the Registrant's Restated Articles of Organization, as amended (the "Articles of Organization"), provides that except to the extent that Chapter 156B of the Massachusetts General Laws prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability.

        Article 6B of the Articles of Organization, provides that the Registrant shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was, or has agreed to become, a director or officer of the Registrant, or in any capacity with respect to any employee benefit plan of the Registrant (an "Indemnitee") against amounts paid and expenses incurred in connection with an action, suit or proceeding and any appeal therefrom, or settlement thereof, unless the Indemnitee shall be finally adjudicated not to have acted in good faith in the reasonable belief that his action was in the best interest of the Registrant (or participants or beneficiaries of any employee benefit plan of the Registrant). The Registrant shall not indemnify an Indemnitee seeking indemnification in connection with a proceeding initiated by the Indemnitee unless the initiation thereof was approved by the Board of Directors of the Registrant.

        Article 6B permits the payment by the Registrant of expenses incurred in defending any action, suit, proceeding or investigation in advance of its final disposition, if the Registrant does not assume the defense of Indemnitee, subject to receipt of an undertaking by the Indemnitee to repay such payment if it is ultimately determined that such Indemnitee is not entitled to indemnification under the Articles of Organization.

        Article 6B further permits that no indemnification or advancement of expenses may be made if such Indemnitee did not act in good faith in the reasonable belief that his action was in the best interest of the Registrant. Such determination shall be made in each instance by (a) a majority vote of a quorum of the directors of the Registrant, (b) a majority vote of a quorum of the outstanding shares of stock of all classes entitled to vote for directors, voting as a single class, which quorum shall consist of stockholders who are not at that time parties to the action, suit or proceeding in question, (c) independent legal counsel (who may be regular legal counsel to the Registrant), or (d) a court of competent jurisdiction.

        The Registrant has directors and officers liability insurance for the benefit of its directors and officers.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

Item 8. EXHIBITS.

        The following is a complete list of exhibits filed or incorporated by reference as part of this registration statement:


    +     4.1 Amended and Restated Articles of Organization of Anika
              Therapeutics, Inc. ("Anika") as amended.
    +     4.2 Certificate of Vote of Directors Establishing a Series of
              Convertible Preferred Stock.
    ++    4.3 Amendment to Amended and Restated Articles of Organization of
              Anika, as amended.
    +++   4.4 Certificate of Vote of Directors Establishing a Series of a
              Class of Stock.
    ++++  4.5 Articles of Amendment
    +++   4.6 Shareholder Rights Plan Agreement dated as of April 6, 1998 between Anika and Firstar Trust Company.
          5.1 Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities being registered.
         23.1 Consent of Goodwin, Procter & Hoar LLP (included in their opinion filed as Exhibit 5.1 hereto).
         23.2 Consent of KPMG Peat Marwick LLP.
         23.3 Consent of Arthur Andersen LLP
         24.1 Power of Attorney (included on the signature page of this registration statement).

            + Incorporated by reference to Exhibits to the Registration
              Statement on Form 10 (File No. 0-21326) filed by Anika on
              March 5, 1993.
           ++ Incorporated by reference to Exhibits to Anika's Form 10-QSB for the quarterly period ended November 30, 1996 as filed on January 14, 1997.
          +++ Incorporated by reference to Exhibits to Anika's Form 8-K as filed on April 7, 1997
         ++++ Incorporated by reference to Exhibits to Anika's Form 10-QSB for the quarterly period ended June 30, 1998, as filed on August 14, 1998.


Item 9. UNDERTAKINGS.

               (a)    The Registrant hereby undertakes:

                      (1) To file, during any period in which the Registrant offers or sells securities, a post-effective amendment to this Registration Statement:

                             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                             (ii) To reflect in the prospectus any facts or
               events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof), which individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in "Calculation of Registration Fee" table in the effective Registration Statement;

                             (iii) To include any material information with
               respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                      (2) That, for the purpose of determining any liability under the Securities Act, treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE; and

                      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the intial bona fide offering thereof.

               (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

               (d) The undersigned Registrant hereby undertakes that it will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woburn, Massachusetts on this 18th day of May 1999.

                                              Anika Therapeutics, Inc.


                                              By: /s/ J. Melville  Engle
                                                  -----------------------------
                                                  J. Melville  Engle,
                                                  Chairman, Chief Executive
                                                   Officer and President
                                                   (Principal Executive Officer)


                                POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of Anika Therapeutics, Inc. hereby severally constitute J. Melville Engle and Sean F. Moran, and each of them individually, our true and lawful attorneys with full power to them, to sign for us and in our names in the capacities indicated below, the Registration Statement filed herewith and any and all amendments to said Registration Statement, and generally do all such things in our names and in our capacities as officers and directors to enable Anika Therapeutics, Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and conforming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

          SIGNATURE                                        CAPACITY                           DATE
          ---------                                        --------                           ----
     /s/ J. Melville Engle               Chairman of the Board of Directors and            May 18, 1999
     ---------------------------         President (Principal Executive Officer
         J. Melville Engle


     /s/ Joseph L. Bower                 Director                                          May 18, 1999
     ---------------------------
         Joseph L. Bower


     /s/ Eugene A. Davidson              Director                                          May 18, 1999
     ---------------------------
         Eugene A. Davidson


     /s/ Jonathan D. Donaldson           Director                                          May 18, 1999
     ---------------------------
         Jonathan D. Donaldson


     /s/ Samuel Mckay                    Director                                          May 18, 1999
     ---------------------------
         Samuel McKay


     /s/ Harvey Sadow                    Director                                          May 18, 1999
     ---------------------------
         Harvey Sadow


     /s/ Steven E. Wheeler               Director                                          May 18, 1999
     ---------------------------
         Steven E. Wheeler


     /s/ Sean F. Moran                   Vice President of Finance and Treasurer           May 18, 1999
     ---------------------------         (Principal Financial and Accounting Officer)
         Sean F. Moran

        Pursuant to the requirements of the Securities Act of 1933, as amended the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Woburn, Massachusetts on May 18, 1999.

                                           ANIKA THERAPEUTICS, INC.
                                           EMPLOYEE SAVINGS AND RETIREMENT PLAN


                                           /s/ Sean F. Moran
                                           ------------------------------------
                                           Trustee

                                  EXHIBIT INDEX

EXHIBIT NO.                                   DESCRIPTION                                                              PAGE
-----------                                   -----------                                                              ----

+         4.1 Amended and Restated Articles of Organization of Anika
              Therapeutics, Inc. ("Anika") as amended.
+         4.2 Certficate of Vote of Directors Establishing a Series of
              Convertible Preferred Stock.
++        4.3 Amendment to Amended and Restated Articles of Organization of
              Anika, as amended.
+++       4.4 Certificate of Vote of Directors Establishing a Series of a
              Class of Stock.
++++      4.5 Articles of Amendment
+++       4.6 Shareholder Rights Plan Agreement dated as of April 6, 1998 between Anika and Firstar Trust Company.
          5.1 Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities being registered.
         23.1 Consent of Goodwin, Procter & Hoar LLP (included in their opinion filed as Exhibit 5.1 hereto).
         23.2 Consent of KPMG Peat Marwick LLP.
         23.3 Consent of Arthur Andersen LLP.
         24.1 Power of Attorney (included on the signature page of this registration statement).

            + Incorporated by reference to Exhibits to the Registration
              Statement on Form 10 (File No. 0-21326) filed by Anika on
              March 5, 1993.
           ++ Incorporated by reference to Exhibits to Anika's Form 10-QSB for the quarterly period ended November 30, 1996 as filed on January 14, 1997.
          +++ Incorporated by reference to Exhibits to Anika's Form 8-K as filed on April 7, 1997.
         ++++ Incorporated by reference to Exhibits to Anika's Form 10-QSB for the quarterly period ended June 30, 1998, as filed on August 14, 1998.
